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                                                                  EXHIBIT 23.6

                     Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated July 30, 1998 for National Underground Storage, Inc. included in Iron Mountain Incorporated's Form 8-K/A filed with the Securities and Exchange Commission on August 7, 1998 and to all references to our Firm included in this registration statement.


                                  /s/ Carbis Walker & Associates, LLP

Butler, Pennsylvania
July 2, 1999